EXHIBIT 21



                   Subsidiaries of Cullen/Frost

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                    SUBSIDIARIES OF THE REGISTRANT
                    ------------------------------

     As of March 18, 1994, Cullen/Frost owned directly, or indirectly through wholly owned subsidiaries, the following subsidiaries.





                                                        PERCENTAGES OF
                                         ORGANIZED    VOTING SECURITIES
                                           UNDER          OWNED BY
                                          LAWS OF       CULLEN/FROST
                                         ----------    -----------------

The Frost National Bank of              United States         100%
   San Antonio

Cullen/Frost Bank of Dallas, N.A.       United States         100%

United States National Bank             United States         100%
   of Galveston

Main Plaza Corporation                     Texas              100%

Daltex General Agency, Inc.                Texas              100%

The New Galveston Company, Inc.           Delaware            100%